EXHIBIT 99.1

News Release	Corporate Communications MN01-1030 5050 Lincoln Drive Edina, MN 55436	Phone: 952-351-3087 Fax: 952-351-3009

For Immediate Release

Media Contact:	Investor Contact:

Bryce Hallowell	Steve Wold
Phone: 952-351-3087	Phone: 952-351-3056
E-mail: bryce.hallowell@atk.com	E-mail: steve_wold@atk.com

DAN MURPHY BECOMES ATK CEO UNDER PREVIOUSLY

ANNOUNCED LEADERSHIP SUCCESSION PLAN

PAUL DAVID MILLER CONTINUES AS CHAIRMAN

OF THE BOARD AND CORPORATE OFFICER

Minneapolis, Oct. 1, 2003 – As previously reported on May 8 in ATK’s (Alliant Techsystems, NYSE:  ATK) announced leadership succession plan, Dan Murphy today takes the chief executive officer role and Paul David Miller (PDM) retains his post as chairman of the board and continues to serve as a corporate officer.

Thomas R. Wilson succeeds Murphy as group vice president, Precision Systems.  Wilson previously served as president of ATK Missile Systems.

ATK is a $2.2 billion aerospace and defense company with strong positions in propulsion, composite structures, munitions, precision capabilities, and civil and sporting ammunition.  The company, which is headquartered in Edina, Minn., employs approximately 12,200 people and has three business groups:  Precision Systems, Aerospace, and Ammunition and Related Products.  ATK news and information can be found on the Internet at www.atk.com.